[Letterhead of PWRW&G]



(212) 373-3000
(212) 757-3990






                       Golden Star Resources Ltd.
                   Registration Statement on Form S-3
                          REGISTRATION NO. 333-12673

                             November 5, 1996



Golden Star Resources Ltd.
One Norwest Center
1700 Lincoln Street, Suite 1950
Denver, Colorado 80203





Ladies and Gentlemen:

          In connection with the filing by Golden Star Resources Ltd., a

Canadian corporation, of the above-captioned Registration Statement on

Form S-3 (the "Registration Statement") with the Securities and Exchange

Commission pursuant to the Securities Act of 1933, as amended (the

"Act"), and the rules and regulations promulgated thereunder (the

"Rules"), we have been requested to furnish our opinion as to the legality of the securities being registered thereunder.  The Registration

Statement relates to the registration under the Act of the Company's (i)

common shares without par value (the "Common Shares"), (ii) first preferred shares in one or more series (the "Preferred Shares"), (iii)

convertible debt securities, consisting of

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debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company convertible into Common Shares  (the "Convertible

Debt Securities") and (iv) warrants to purchase Common Shares, Preferred

Shares or Convertible Debt Securities (the "Warrants and, together with the Common Shares, Preferred Shares and Convertible Debt Securities, the

"Securities").  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.  The aggregate initial public offering price of the Securities will not exceed

$75,000,000 or the equivalent (based on the applicable exchange rate of the time of sale) if Convertible Debt Securities are issued in principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company.

          The Convertible Debt Securities are to be issued under an

indenture (the "Indenture") between the Company, as issuer, and a trustee.  The Warrants are to be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement" and collectively, the "Warrant

Agreements"), each between the Company, as issuer, and a warrant agent.

          In this regard, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

          1.   the Registration Statement

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          2.   the form of Indenture included as Exhibit 4.1 to the

               Registration Statement, pursuant to which the Convertible

               Debt Securities are to be issued (the "Indenture");

          3.   the form of the Convertible Debt Securities which is

               included as Exhibit 4.2 to the Registration Statement.

          In addition, we have examined (i) such corporate records of the

Company as we have considered appropriate, including copies of the

Company's Articles of Incorporation and By-laws as in effect on the date hereof; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion hereinafter expressed.

          In our examination of the aforesaid documents, we have assumed,

without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.  We also have assumed that (i)

the Convertible Debt Securities and the Warrants have been duly and validly authorized by the Company for issuance, (ii)  the Convertible

Debt Securities to be executed and delivered by the Company and the

Indenture will be substantially in the respective forms filed as Exhibits to the Registration Statement, (iii) the Warrants to

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be executed and delivered by the Company and each Warrant Agreement will be substantially as described in and contemplated by the Registration Statement and (iv) the enforceability of the Indenture and each Warrant Agreement against each party thereto other than the Company.

          Based upon the foregoing, and subject to the assumptions,

exceptions and qualifications set forth herein, we are of the opinion that:

          1.  The Convertible Debt Securities, when issued, authenticated and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement and upon payment therefore,

will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

          2.   The Warrants, when issued, authenticated and delivered in

accordance with the terms of a Warrant Agreement and as contemplated by the Registration Statement and upon payment therefore, will legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

          The foregoing opinions are subject to the qualification that the enforceability of the Convertible Debt Securities and the Warrants

may be (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors'

rights generally and (ii) subject to

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general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          The opinions expressed above are limited to the laws of the

State of New York and the federal laws of the United States.  Our opinions are rendered only with respect to the laws, and the rules,

regulations and orders thereunder, that are currently in effect, and are strictly limited to the matters stated herein and factual conditions as of the date hereof.  For purposes of our opinions, we have assumed that the Convertible Debt Securities, the Warrants, the Indenture and the

Warrant Agreements will constitute valid and legally binding obligations of the Company under the federal laws of Canada.

          With respect to certain matters of Canadian law, we understand that you are being provided the opinion, dated the date hereof, of

Koffman Bernie & Kalef, Canadian counsel to the Company.

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          We hereby consent to use of this opinion as an exhibit to the

Registration Statement and to the use of our name under the caption

"Legal Matters" contained in the prospectus included in the Registration

Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                         Very truly yours,


                    /s/  PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                         PAUL, WEISS, RIFKIND, WHARTON & GARRISON